Exhibit 99.1

Bill Veghte Executive Vice President Software & Solutions

HP to Acquire ArcSight to Help Secure the Modern Enterprise

Today's IT security solutions cannot meet the risk & compliance needs of the modern enterprise

- Escalating Complexity: The modern enterprise of composite applications running on hybrid IT, accessible from anywhere introduces incredible new IT complexity
- Escalating Threats: Critical applications & sensitive information are under more sophisticated & targeted attack
- Escalating Regulation: Governance and compliance is increasingly costly

Modern enterprises must respond with a different approach to threat & risk

The new approach to security necessitates a broader & deeper view of enterprise IT activity

The new approach requires visibility, context & remediation across the IT lifecycle

- Broader visibility: Comprehensive view of all events across IT operations, security & compliance
- Deeper context: Detect threats and risks by correlating events (activity and state changes) in real-time
- Better continuity: Constant feedback loop between build, manage, and monitor

Proactively manage the modern enterprise with confidence

HP + ArcSight will deliver a proactive and holistic approach to protecting the modern enterprise

Expanded HP Software & Solutions security portfolio enables organizations to…

•See It (Visibility)
Monitor real-time events and activity across the modern enterprise

•Understand It (Context)
Assess the risk & impact to business operations

•Run It (Continuity)
Respond and correct quickly

•…and Fortify It (Build In)
Find vulnerabilities at design time

Backed by HP's global capabilities in services and converged infrastructure hardware

HP positioned to secure the modern enterprise

Important Information THIS PRESENTATION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO BUY ARCSIGHT COMMON STOCK HAS NOT YET COMMENCED AND WILL BE MADE ONLY PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT HP INTENDS TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. THOSE MATERIALS SHOULD BE READ CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. ONCE FILED, COPIES OF THE TENDER OFFER STATEMENT, THE OFFER TO PURCHASE AND RELATED DOCUMENTS WILL BE MADE AVAILABLE TO ARCSIGHT STOCKHOLDERS AT NO EXPENSE TO THEM. IN ADDITION, THOSE MATERIALS WILL BE AVAILABLE AT NO CHARGE FROM THE SECURITIES AND EXCHANGE COMMISSION THROUGH THE COMMISSION'S WEB SITE AT WWW.SEC.GOV. This presentation contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of HP and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions, including those conditions related to regulatory approvals; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, the target company’s business may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; and other risks that are described in HP’s SEC reports, including but not limited to the risks described in HP’s Annual Report on Form 10-K for its fiscal year ended October 31, 2009 and Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2010. HP assumes no obligation and does not intend to update these forward-looking statements.